THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), entered into as of January 7, 2025 among Borr IHC Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation (“Natt”), Borr West Africa Assets Inc. a Marshall Islands corporation (“BWA”), Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (“PR5”) and Borr Natt Limited, a Mauritius limited company (“BNL” and, together with FinanceCo, Natt, BWA and PR5, the “Co-Issuers” and, together with the Issuer, the “Issuers”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and Wilmington Trust (London) Limited, as security agent (the “Security Agent”). PREAMBLE WHEREAS, the Issuers (other than BNL), the Guarantors party thereto, the Trustee and the Security Agent entered into an Indenture, dated as of November 7, 2023 (the “Original Indenture”), relating to the Issuers’ 10.000% Senior Secured Notes due 2028 (the “2028 Notes”) and 10.375% Senior Secured Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”), as amended by (i) the first supplemental indenture, dated as of September 27, 2024, among the Issuers (other than BNL), the Trustee and the Security Agent (the “First Supplemental Indenture”), (ii) the second supplemental indenture, dated as of October 14, 2024, among the Issuers, the Trustee and the Security Agent (the “Second Supplemental Indenture”), (iii) the third supplemental indenture, dated as of November 8, 2024, among the Issuers, Borr Gerd Limited, a Mauritius limited company, the Trustee and the Security Agent (the “Third Supplemental Indenture”), and (iv) the fourth supplemental indenture, dated as of December 18, 2024, among the Issuers, Borr Vale Inc., a Marshall Islands corporation, the Trustee and the Security Agent (together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”); WHEREAS, on November 8, 2024, the Issuers issued an additional $179,353,000 aggregate principal amount of the 2030 Notes, reflecting $179,353,000 principal amount of the original 2030 Notes minus $4,353,228 of deemed amortization payments in respect of a May 15, 2024 amortization payment on the 2030 Notes, resulting in $174,999,772 principal amount outstanding on the issue date of such additional 2030 Notes (such issuance of additional 2030 Notes, the “November 2030 Notes Issuance”); WHEREAS, Section 9.01 of the Indenture provides that the Indenture may be amended by the parties hereto without notice to or the consent of any Noteholder to, among other things, (i) secure the Notes, add to the covenants of the Issuers or any Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers or any Guarantor; (ii) make any change that would provide any additional rights or benefits to the Holders of Notes or make any change that does not materially adversely affect the rights of any Noteholder; and (iii) grant any Lien for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Notes, in any property or assets, including any in which a Lien is required to be granted to or for the benefit of the Security Agent pursuant to the Indenture, any of the Security Documents, the Intercreditor Agreement or otherwise; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”)

2 WHEREAS, in connection with the November 2030 Notes Issuance, the Issuers agreed to pledge Hull B 368 named “VAR” (the “Var Rig”), and the pledge of the Var Rig will require certain corresponding changes to be made to the Indenture in accordance with Section 9.01 of the Indenture, including removing the Var Rig from the definition of “Excluded Rigs” in Section 1.01 of the Indenture; and WHEREAS, the Issuers confirm that the execution and delivery hereof have been in all respects duly authorized and, pursuant to Section 9.01 of the Indenture, the Issuers, the Trustee and the Security Agent are authorized to execute and deliver this Fifth Supplemental Indenture. AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Fifth Supplemental Indenture hereby agree as follows: Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture. Section 2. The parties to this Fifth Supplemental Indenture agree to amend the Indenture in accordance with this Section 2 with effect on and from the date hereof: (a) The definition of “Excluded Rigs” in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows (for convenience of the reader, new text is shown in bold underline): ““Excluded Rigs” means: (1) Hull B 367, expected to be named “VALE”, which as of the date hereof is under construction pursuant to a construction agreement with Seatrium New Energy Limited (formerly known as Keppel FELS Limited), provided that from the time Hull B 367 is pledged to secure the Notes, it shall no longer constitute an Excluded Rig; (2) Hull B 368, expected to be named “VAR”, which as of the date hereof is under construction pursuant to a construction agreement with Seatrium New Energy Limited (formerly known as Keppel FELS Limited), provided that from the time Hull B 368 is pledged to secure the Notes, it shall no longer constitute an Excluded Rig; and (3) any Vessel acquired by a Restricted Subsidiary, other than a Guarantor, after the Issue Date.” (b) Except as explicitly amended by this Fifth Supplemental Indenture, the provisions of the Indenture shall continue unmodified and in full force and effect. Section 3. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. Section 12.10 of the Indenture shall be

3 applicable in respect of this Fifth Supplemental Indenture mutatis mutandis and, as such, it is incorporated herein by reference mutatis mutandis. Section 4. This Fifth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof. Section 5. This Fifth Supplemental Indenture is an amendment to the Indenture, and the Indenture and this Fifth Supplemental Indenture will henceforth be read together. Section 6. The recitals and statements herein are deemed to be those of the Issuers and not the Trustee or the Security Agent. Neither the Trustee nor the Security Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the recitals thereto. Section 7. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture. [Signature Page Follows]

[Signature Page to the Fifth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written. Borr IHC Limited By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fifth Supplemental Indenture] Borr Finance LLC By: Name: Mi Hong Yoon for Borr IHC Limited Title: Sole Managing Member [***] [***]

[Signature Page to the Fifth Supplemental Indenture] Borr Natt Inc. By: Name:Mi Hong Yoon Title: Director

[Signature Page to the Fifth Supplemental Indenture] Borr West Africa Assets Inc. By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fifth Supplemental Indenture] Prospector Rig 5 Contracting Company Limited By: Name: Andreas Lavik Lie Title: Director

[Signature Page to the Fifth Supplemental Indenture] Borr Natt Limited By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fifth Supplemental Indenture] BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, as Trustee By: Name: Title: Digitally signed by Michael Lee [***]

[Signature Page to the Fifth Supplemental Indenture] WILMINGTON TRUST (LONDON) LIMITED, as Security Agent By: Name: Title: Daniel Wynne, Authorised Signatory [***] [***]